Exhibit 4.29

EXECUTION VERSION

AMENDED AND RESTATED TRANSACTION FRAMEWORK AGREEMENT

(INCLUDING AMENDMENTS TO THE SENIOR FACILITIES AGREEMENT AND THE IMPLEMENTATION AGREEMENT)

amongst

ATLATSA RESOURCES CORPORATION

and

RUSTENBURG PLATINUM MINES LIMITED

(in its capacity as co-shareholder of Holdco, Senior Agent, Security Agent and Lender)

and

PLATEAU RESOURCES PROPRIETARY LIMITED

(in its capacity as co-shareholder of Holdco and Borrower)

and

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

and

BOKONI PLATINUM MINES PROPRIETARY LIMITED

and

ATLATSA HOLDINGS PROPRIETARY LIMITED

and

PELAWAN FINANCE SPV PROPRIETARY LIMITED

and

THE TRUSTEES FOR THE TIME BEING OF THE PELAWAN TRUST

and

THE TRUSTEES FOR THE TIME BEING OF THE PELAWAN DIVIDEND TRUST

1.	PART 1: DEFINITIONS AND INTERPRETATION

1.1

Unless otherwise stated or inconsistent with the context in which they appear, the following words and expressions used in this Agreement bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:

1.1.1	“1973 Act”	the Companies Act, 61 of 1973;

1.1.2	“Acquisition Agreements”	the Acquisition Agreements, as defined in the Implementation Agreement;

1.1.3	“Advance Notice”	is defined in clause 5.2.2.2;

1.1.4	“AFSA”	Arbitration Foundation of Southern Africa;

1.1.5	“Agreement”	this amended and restated transaction framework agreement, including all schedules, as amended from time to time;

1.1.6	“Atlatsa 2 Consideration Shares”	the Atlatsa 2 Consideration Shares, as defined in the June 2009 RPM Funding Common Terms Agreement;

1.1.7	“Atlatsa 3 Consideration Shares”	the Atlatsa 3 Consideration Shares, as defined in the June 2009 RPM Funding Common Terms Agreement;

1.1.8	“Atlatsa”	Atlatsa Resources Corporation (previously known as Anooraq Resources Corporation), registration number 10022-2033, a public company incorporated in accordance with the laws of British Columbia, Canada;

1.1.9	“Atlatsa Holdings”

Atlatsa Holdings Proprietary Limited (previously known as Pelawan Investments Proprietary Limited), registration number 2002/017920/07, a private company incorporated in accordance with the laws of South Africa;

1.1.10	“Atlatsa Security Shares”	Atlatsa Security Shares, as defined in the Pelawan Share-for-Share Agreement;

1.1.11	“B1 Preference Dividend”	the B1 Preference Dividend, as defined in Schedule 2 of the RPM Pelawan SPV B1 Preference Share Subscription Agreement;

1.1.12	“B2 Preference Dividend”	the B2 Preference Dividend, as defined in Schedule 2 of the Pelawan SPV Plateau B2 Preference Share Subscription Agreement;

1.1.13	“B3 Preference Dividend”	the B3 Preference Dividend, as defined in Schedule 2 of the Pelawan SPV Plateau B3 Preference Share Subscription Agreement;

1.1.14	“Business Day”	any day which is not a Saturday, Sunday or gazetted public holiday in South Africa or Canada;

1.1.15	“Cession and Pledge Agreement”	the cession and pledge in security agreement entered into between RPM, the Pelawan Trust and

Atlatsa Holdings on or about the Signature Date, in terms of which Atlatsa Holdings and the Pelawan Trust cede and pledge all of their shares in, and shareholder claims against Atlatsa to RPM as security for the obligations of Atlatsa Holdings under the Sale and Purchase Agreement;

1.1.16	“Companies Act”	the Companies Act, 71 of 2008;

1.1.17	“Computershare Canada”	Computershare Trust Company of Canada, a trust company registered in Ontario and incorporated in accordance with the laws of Canada;

1.1.18	“Computershare South Africa”	Computershare Limited, registration number 2000/006082/06, a public company incorporated in accordance with the laws of South Africa;

1.1.19	“Conditions Precedent”	the conditions precedent set out in clause 3;

1.1.20	“Conversion”

collectively, i) the conversion of the RPM Pelawan SPV B1 Preference Shares into such number of ordinary shares in Pelawan SPV as is contemplated in the RPM Pelawan SPV B1 Preference Share Subscription Agreement; ii) the conversion of the Pelawan SPV Plateau B2 Preference Shares into such number of ordinary shares in Plateau as is contemplated in the Pelawan SPV Plateau B2 Preference Share Subscription Agreement; and iii) the conversion of the Pelawan SPV Plateau B3 Preference Shares into such number of ordinary shares in Plateau as is contemplated in the Pelawan SPV Plateau B3 Preference Share Subscription Agreement;

1.1.21	“Conversion Date”	the fifth Business Day after the Conversion Notice Date;

1.1.22	“Conversion Implementation Agreement”	the conversion implementation agreement entered into between RPM, Atlatsa, Plateau, Atlatsa Holdings, Pelawan Trust and Pelawan SPV on or about 26 June 2009;

1.1.23	“Conversion Notice”	the Conversion Notice, as defined in Schedule 2 of the RPM Pelawan SPV B1 Preference Share Subscription Agreement;

1.1.24	“Conversion Notice Date”	the next Business Day after the Implementation Agreement Closing Date;

1.1.25	“CSDP”	a central securities depository participant recognised as such by STRATE;

1.1.26	“Direction”	a Direction, as defined in clause 9.1.5 of the Conversion Implementation Agreement;

1.1.27	“Exchange”	TSX Venture Exchange Inc.;

1.1.28	“Excluded Period”	the time period between 9 December 2013 and 9 January 2014 (both dates inclusive);

1.1.29	“Final Funds Flow Statement”

the funds flow statement to be finalised between RPM and Plateau immediately prior to the Implementation Agreement Closing Date in accordance with clause 3.1.8, a draft of which is attached as Schedule 1 to this Agreement;

1.1.30	“Funds Flow Statement”	the Funds Flow Statement, as defined in the Implementation Agreement;

1.1.31	“Holdco”	Bokoni Platinum Holdings Proprietary Limited, registration number 2007/016711/07, a private company incorporated in accordance with the laws of South Africa;

1.1.32	“Implementation Agreement”

the implementation agreement entered into between amongst others, Atlatsa, Camipath Proprietary Limited, N1C Resources, N2C Resources, RPM, Plateau, Atlatsa Holdings, Holdco, Opco, Pelawan SPV, Opco Security SPV, Plateau Security SPV, the Pelawan Trust and the Pelawan Dividend Trust, on or about the Signature Date, in terms of which the Implementation Steps will be implemented;

1.1.33	“Implementation Agreement Closing Date”	i) the Closing Date, as defined in the Implementation Agreement, being the date on which the parties to the Implementation Agreement implement the Implementation Steps following the fulfilment or waiver of all of the conditions precedent to the Implementation Agreement; or ii) where such Closing Date, as defined in the Implementation Agreement, occurs during the Excluded Period, the date of 6 January 2014 or such later date as may be agreed between RPM and Plateau in writing, irrespective of the date on which the parties to the Implementation Agreement implement the Implementation Steps;

1.1.34	“Implementation Bank”	The Standard Bank of South Africa Limited;

1.1.35	“Implementation Steps”

the sequential steps from step 1 to step 12 set out in clause 5 of the Implementation Agreement, reflecting the transactions and related flow of funds to be implemented on the Implementation Agreement Closing Date;

1.1.36	“Information Circular”	the information circular of Atlatsa dealing with, amongst other things, the implementation of this Agreement;

1.1.37	“Income Tax Act”	the Income Tax Act, 58 of 1962;

1.1.38	“Insolvency Act”	the Insolvency Act, 24 of 1936;

1.1.39	“June 2009 RPM Funding Common Terms Agreement”	the agreement entitled ‘RPM Funding Common Terms Agreement’ entered into between RPM,

Plateau, Atlatsa, Atlatsa Holdings, Pelawan SPV, N1C Resources, N2C Resources, the Pelawan Trust, Opco Security SPV and Plateau Security SPV on or about 12 June 2009,

1.1.40	“JSE”	the JSE Limited, registration number 2005/022939/06, a public company incorporated in accordance with the laws of South Africa;

1.1.41	“Lender”	the Lender, as defined in the Senior Facilities Agreement;

1.1.42	“N1C Resources”	N1C Resources Inc., registration number CR-94610, a limited liability company incorporated in accordance with the laws of the Cayman Islands;

1.1.43	“N2C Resources”	N2C Resources Inc., registration number CR-94611, a limited liability company incorporated in accordance with the laws of the Cayman Islands;

1.1.44	“Opco”	Bokoni Platinum Mines Proprietary Limited, registration number 2007/016001/07, a private company incorporated in accordance with the laws of South Africa;

1.1.45	“Opco Security SPV”	Micawber 603 Proprietary Limited, registration number 2007/019599/07, a private company incorporated in accordance with the laws of South Africa;

1.1.46	“Parties”

collectively, Atlatsa, Plateau, Atlatsa Holdings, RPM, the Lender, the Senior Agent, Holdco, Opco, Pelawan SPV, the Pelawan Dividend Trust, the Pelawan Trust and a “Party” shall mean each or any of them, as the context requires;

1.1.47	“Plateau”	Plateau Resources Proprietary Limited, registration number 1996/013879/07, a private company incorporated in accordance with the laws of South Africa;

1.1.48	“Plateau Forward Sale Agreement”	the Plateau Forward Sale Agreement, as defined in the June 2009 RPM Funding Common Terms Agreement;

1.1.49	“Plateau Security SPV”	Micawber 634 Proprietary Limited, registration number 2007/025445/07, a private company incorporated in accordance with the laws of South Africa;

1.1.50	“Pelawan Dividend Trust”	the trustees for the time being of the Pelawan Dividend Trust, established in accordance with the trust deed with Master’s reference number IT8410/2004;

1.1.51	“Pelawan Share-for-Share Agreement”	the share-for-share agreement entered into between Atlatsa Holdings and Pelawan SPV on or about 12 June 2009, in terms of which, amongst other things, Atlatsa Holdings sold the Atlatsa Security Shares to Pelawan SPV;

1.1.52	“Pelawan SPV”

Pelawan Finance SPV Proprietary Limited (previously known as Central Plaza Investments 78 Proprietary Limited), registration number 2006/032879/07, a private company incorporated in accordance with the laws of South Africa;

1.1.53	“Pelawan SPV Plateau B2 Preference Shares”	the B2 Preference Shares, as defined in Schedule 2 of the Pelawan SPV Plateau B2 Preference Share Subscription Agreement;

1.1.54	“Pelawan SPV Plateau B3 Preference Shares”	the B3 Preference Shares, as defined in Schedule 2 of the Pelawan SPV Plateau B3 Preference Share Subscription Agreement;

1.1.55	“Pelawan SPV Plateau B2 Preference Share Subscription Agreement”

the subscription agreement entered into between Pelawan SPV and Plateau on or about 12 June 2009, in terms of which Pelawan SPV subscribed for and Plateau issued and allotted the Pelawan SPV Plateau B2 Preference Shares;

1.1.56	“Pelawan SPV Plateau B3 Preference Share Subscription Agreement”	the subscription agreement entered into between Pelawan SPV and Plateau on or about 12 June

2009, in terms of which Pelawan SPV subscribed for and Plateau issued and allotted the Pelawan SPV Plateau B3 Preference Shares;

1.1.57	“Pelawan SPV Plateau B2 Preference Share Terms”	the rights and privileges attaching to the Pelawan SPV Plateau B2 Preference Shares, as set out in Schedule 2 of the Pelawan SPV Plateau B2 Preference Share Subscription Agreement;

1.1.58	“Pelawan SPV Plateau B3 Preference Share Terms”	the rights and privileges attaching to the Pelawan SPV Plateau B3 Preference Shares, as set out in Schedule 2 of the Pelawan SPV Plateau B3 Preference Share Subscription Agreement;

1.1.59	“Pelawan SPV Forward Sale Agreement”	the Pelawan SPV Forward Sale Agreement, as defined in the June 2009 RPM Funding Common Terms Agreement;

1.1.60	“Pelawan Trust”	the trustees for the time being of the Pelawan Trust, established in accordance with the trust deed dated 2 September 2004 with Master’s reference number IT8411/2004;

1.1.61	“RPM”	Rustenburg Platinum Mines Limited, registration number 1931/003380/06, a public company incorporated in accordance with the laws of South Africa;

1.1.62	“RPM Atlatsa Subscription Agreement”

the subscription agreement entered into, or to be entered into, between RPM and Atlatsa, on or about the Signature Date, in terms of which RPM subscribes for and Atlatsa issues and allots the RPM Atlatsa Subscription Shares;

1.1.63	“RPM Atlatsa Subscription Price”	the aggregate subscription price for the RPM Atlatsa Subscription Shares, being R750 000 000;

1.1.64	“RPM Atlatsa Subscription Shares”	125 000 000 common shares, without par value, comprising (after issue) at least 22.55% of the issued shares in the share capital of Atlatsa pursuant to the RPM Atlatsa Subscription Agreement;

1.1.65	“RPM Pelawan SPV B1 Preference Share Subscription Agreement”

the subscription agreement entered into between RPM, Pelawan SPV and Atlatsa Holdings on or about 12 June 2009, in terms of which RPM subscribed for and Pelawan SPV issued and allotted the RPM Pelawan SPV B1 Preference Shares;

1.1.66	“RPM Pelawan SPV B1 Preference Shares”	the B1 Preference Shares, as defined in Schedule 2 of the RPM Pelawan SPV B1 Preference Share Subscription Agreement;

1.1.67	“RPM Pelawan SPV B1 Preference Share Terms”	the rights and privileges attaching to the RPM Pelawan SPV B1 Preference Shares, as set out in Schedule 2 of the RPM Pelawan SPV B1 Preference Share Subscription Agreement;

1.1.68	“Sale and Purchase Agreement”

the sale and purchase agreement entered into between RPM and Atlatsa Holdings on or about the Signature Date, in terms of which RPM sold and Atlatsa Holdings purchased the Atlatsa 2 Consideration Shares;

1.1.69	“Sale Implementation Date”	the third Business Day after the date on which RPM receives the Atlatsa 2 Consideration Shares as contemplated in clause 5.2.2.6.2;

1.1.70	“Schedule”	a schedule to this Agreement;

1.1.71	“Security Agent”	the Security Agent, as defined in the Senior Facilities Agreement;

1.1.72	“Securities Services Act”	the Securities Services Act, 36 of 2004;

1.1.73	“Senior Agent”	the Senior Agent, as defined in the Senior Facilities Agreement;

1.1.74	“Senior Facilities Agreement”

the ZAR2 300 000 000 plus the Tranche 1 Amount (inclusive of capitalised interest) term loan and revolving credit facility agreement dated on or about the Signature Date and made between, amongst others, Atlatsa, Plateau, RPM, the Lender, the Senior Agent, Holdco, Opco, Pelawan SPV, Pelawan Dividend Trust and the Pelawan Trust;

1.1.75	“Signature Date”	the date on which this Agreement is signed (whether or not in counterpart) by the last signing of the Parties;

1.1.76	“South Africa”	the Republic of South Africa;

1.1.77	“STRATE”	Share Transactions Totally Electronic Limited, a central securities depository licensed under the Securities Services Act;

1.1.78	“Subscription Advance Date”	the date on which RPM pays the RPM Atlatsa Subscription Price to its nominated CSDP, as contemplated in clause 5.2.5.1.1;

1.1.79	“Subscription Settlement Date”	the fifth Business Day after the Subscription Advance Date;

1.1.80	“Term Sheet”	the term sheet entitled ‘Project Bullseye’, initialled by AAPL and Atlatsa on or about March 2013, attached hereto as Schedule 2;

1.1.81	“TFA”	is defined in clause 2.1;

1.1.82	“Total Facilities Outstandings”	the Total Facilities Outstandings, as defined in the Senior Facilities Agreement;

1.1.83	“Transaction Documents”	the Transaction Documents, as defined in the Senior Facilities Agreement;

1.1.84	“VAT”	value-added tax in terms of the VAT Act; and

1.1.85	“VAT Act”	the Value Added Tax Act, 89 of 1991;

1.2

If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Agreement.

1.3

Any reference to an enactment is to that enactment as at the Signature Date and, in the event that any right and/or obligation shall arise in terms of this Agreement, in respect of and/or in connection with such enactment after the Signature Date, such reference shall be to that enactment as amended and/or replaced as at the date for performance of such right and/or obligation.

1.4

Any reference in this Agreement to this Agreement or to any other agreement shall be construed as a reference to this Agreement or such other agreement as the same may have been (including at any time prior to the Signature Date), or may from time to time be, amended, varied, novated or supplemented.

1.5	Unless inconsistent with the context, an expression which denotes:

1.5.1	any gender includes the other genders;

1.5.2	a natural person includes an artificial person and vice versa;

1.5.3	the singular includes the plural and vice versa.

1.6

Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

1.7	The rule of construction that, in the event of ambiguity, a contract shall be interpreted against the Party responsible for the drafting or preparation of such contract, shall not apply.

1.8

Where any number of days is prescribed, those days shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which event the last day shall be the next succeeding Business Day.

1.9	The Schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such Schedules.

2.	PART 2: INTRODUCTION

2.1

The Parties entered into a transaction framework agreement on or about 27 March 2013 (“TFA”), as part of a broader restructure of the funding arrangements in relation to Plateau and RPM, in order to co-ordinate the implementation of a number of transactions immediately following the completion of the Implementation Steps, namely:

2.1.1	the Conversion;

2.1.2	the sale of the Atlatsa 2 Consideration Shares by RPM to Atlatsa Holdings in accordance with the terms and conditions of the Sale and Purchase Agreement;

2.1.3	the conclusion of the Cession and Pledge Agreement; and

2.1.4	the subscription for the RPM Atlatsa Subscription Shares in accordance with the terms and conditions of the RPM Atlatsa Subscription Agreement.

2.2

The Parties recognise the practical difficulties of attempting to implement the Conversion, sale and subscription contemplated under the TFA during late December 2013 and early January 2014. Accordingly, where the Implementation Agreement Closing Date occurs during the Excluded Period, the Parties wish to amend the TFA to provide for a situation where implementation of the Conversion, sale and subscription does not immediately follow the completion of the Implementation Steps.

2.3	The proposed amendments also give rise to consequential changes to the Senior Facilities Agreement, which amendments the Parties wish to record in this Agreement.

2.4

The date for the fulfilment of the conditions precedent under the TFA has been extended by agreement between the relevant Parties. This Agreement records the revised date for the fulfilment of the Conditions Precedent.

2.5	The Parties accordingly wish to enter into this Agreement on the terms set out below.

3.	PART 3: CONDITIONS PRECEDENT

3.1

This entire Agreement (save in respect of clauses 1 to 3 (both inclusive) and clause 6, which shall be of immediate force and effect) shall be subject to the fulfilment of the Conditions Precedent by not later than 31 January 2014, that:

3.1.1	the Parties shall respectively have obtained all necessary corporate authorisations (including all board and shareholder resolutions) required to enter into this Agreement;

3.1.2

the disinterested shareholders of Atlatsa have approved all of the resolutions applicable to the Transaction Documents at the special meeting of such shareholders, as contemplated in the Information Circular;

3.1.3

the Parties shall respectively have obtained all necessary regulatory consents, including consents in terms of the South African Reserve Bank, the JSE, the Toronto Stock Exchange and/or the TSX Venture Exchange (as may be applicable), the NYSE MKT LLC and/or any further and/or other regulatory authority required by the Parties, or any of them, in respect of the entering into and the completion of the transactions contemplated under this Agreement including the Sale and Purchase Agreement, the Cession and Pledge Agreement and the RPM Atlatsa Subscription Agreement;

3.1.4

the Senior Facilities Agreement shall have become unconditional in accordance with the terms of the Senior Facilities Agreement (other than any condition requiring this Agreement to become unconditional);

3.1.5

the Sale and Purchase Agreement shall have become unconditional in accordance with the terms of the Sale and Purchase Agreement (other than any condition requiring this Agreement to become unconditional);

3.1.6

the Cession and Pledge Agreement shall have become unconditional in accordance with the terms of the Cession and Pledge Agreement (other than any condition requiring this Agreement to become unconditional);

3.1.7

the RPM Atlatsa Subscription Agreement shall have become unconditional in accordance with the terms of the RPM Atlatsa Subscription Agreement (other than any condition requiring this Agreement to become unconditional);

3.1.8

each of RPM, Plateau and Atlatsa have instructed the Implementation Bank to give effect to the transactions described in the Final Funds Flow Statement, and the Implementation Bank has agreed to do so, on terms acceptable to RPM;

3.1.9	a representative of each of RPM and Plateau shall initial a final form of the Final Funds Flow Statement;

3.1.10

a copy of any other authorisation or other document which RPM, acting reasonably, considers to be necessary (if it has notified the Party responsible for procuring the authorisation or document accordingly) in connection with the entry into and performance of the transactions contemplated under this Agreement.

3.2	The Conditions Precedent in clause:

3.2.1	3.1.2 is inserted for the benefit of Atlatsa and may be waived only by Atlatsa, by way of notice in writing to RPM, at any time prior to the date specified for its fulfilment;

3.2.2	3.1.4 is inserted for the benefit of the Senior Agent and may be waived only by the Senior Agent, by way of notice in writing to Plateau, at any time prior to the date specified for its fulfilment;

3.2.3	3.1.10 is inserted for the benefit of RPM and may be waived only by RPM, by way of notice in writing to Plateau, at any time prior to the date specified for its fulfilment;

3.2.4

3.1.1, 3.1.3, 3.1.5, 3.1.6, 3.1.7, and 3.1.9 are for the benefit of all the Parties, and may not be waived except by written agreement between RPM and Plateau prior to the date specified for their fulfilment.

3.3	The Parties shall use their respective reasonable commercial endeavours to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the Signature Date.

3.4

If any Condition Precedent shall not have been fulfilled, or waived by the Party, or Parties, entitled to effect such waiver, as the case may be, by the date specified in clause 3.1 for its fulfilment (or such later date as the relevant Party or Parties may have agreed in writing), this Agreement (save in respect of clauses 1 to 3 (both inclusive) and clause 6, which shall remain of full force and effect, shall lapse and shall be of no force and effect and none of the Parties shall have any claim against the others of them in terms hereof or arising from the failure of the Conditions Precedent, save for a claim arising as a result of a Party’s failure to comply with its obligations under this clause 3.

4.	PART 4: AMENDMENTS TO THE CONVERSION IMPLEMENTATION AGREEMENT, THE SENIOR FACILITIES AGREEMENT AND THE IMPLEMENTATION AGREEMENT

4.1	General

4.1.1	Subsequent to the signature of the Conversion Implementation Agreement, the 1973 Act has been replaced by the Companies Act.

4.1.2

As a result, the Conversion Implementation Agreement will have to be amended such that, where applicable, references to sections of the 1973 Act are replaced with references to the equivalent sections of the Companies Act. The Conversion Implementation Agreement will also have to be amended and/or supplemented in order to accommodate the differences between the 1973 Act and the Companies Act.

4.1.3	The parties to the Conversion Implementation Agreement hereby agree to effect the amendments set out in clause 4.2 on and with effect from the Signature Date.

4.1.4

The relevant parties to the Senior Facilities Agreement and the Implementation Agreement hereby agree to effect the amendments set out in clauses 4.3 and 4.4 on and with effect from the Signature Date.

4.2	Amendments and terms applicable to the Conversion Implementation Agreement

The parties to the Conversion Implementation Agreement hereby agree to the following amendments and/or supplements to the Conversion Implementation Agreement:

4.2.1	clause 1.1.16 of the Conversion Implementation Agreement is deleted in its entirety and replaced with the following:

“Companies Act means the Companies Act, 71 of 2008, as amended or replaced from time to time”

4.2.2	the words “section 133(2)” in clause 7.1.2.1 of the Conversion Implementation Agreement are replaced by the words “section 51(6)(a)”;

4.2.3	the words “section 85(2)” in clause 7.2.2.2 of the Conversion Implementation Agreement are replaced by the words “section 48(8)”;

4.2.4	the words “section 85(4)” in clause 7.2.2.3 of the Conversion Implementation Agreement are replaced by the words “section 46(1)”;

4.2.5	the words “section 38(2A)” in clause 7.2.2.4 of the Conversion Implementation Agreement are replaced by the words “section 44(3)(ii)”;

4.2.6	the words “section 133(2)” in clause 7.2.3.1 of the Conversion Implementation Agreement are replaced by the words “section 51(6)(a)”;

4.2.7

The parties to the Conversion Implementation Agreement acknowledge that no B1 Preference Dividend will be declared on the Conversion Date. Accordingly, there will be no need to pass the resolutions referred to in clause 6.1.1 of the Conversion Implementation Agreement and set out in Annexure A to the Conversion Implementation Agreement;

4.2.8

the resolutions contained in Annexure B of the Conversion Implementation Agreement have already been passed by the directors of Pelawan SPV. However, it will be necessary for the directors of Pelawan SPV to pass supplementary resolutions (substantially in the form of Schedule 3B to this Agreement) and for the shareholder of Pelawan SPV to pass a resolution

(substantially in the form of Schedule 3B1 to this Agreement) in order to ensure compliance with the Companies Act;

4.2.9

The parties to the Conversion Implementation Agreement acknowledge that no B2 Preference Dividend will be declared on the Conversion Date. Accordingly, there will be no need to pass the resolutions referred to in clause 6.2.2 of the Conversion Implementation Agreement and set out in Annexure C to the Conversion Implementation Agreement;

4.2.10

the resolutions contained in Annexure D have already been passed by the directors of Plateau. However, it will be necessary for the directors of Plateau to pass supplementary resolutions (substantially in the form of schedule 3D to this Agreement) in order to ensure compliance with the Companies Act;

4.2.11

The parties to the Conversion Implementation Agreement acknowledge that no B3 Preference Dividend will be declared on the Conversion Date. Accordingly, there will be no need to pass the resolutions referred to in clause 6.3.2 of the Conversion Implementation Agreement and set out in Annexure E to the Conversion Implementation Agreement; and

4.2.12

the resolutions contained in Annexure G to the Conversion Implementation Agreement have already been passed by the directors of Atlatsa Holdings. However, it will be necessary for the directors of Atlatsa Holdings to pass supplementary resolutions (substantially in the form of schedule 3G to this Agreement) in order to ensure compliance with the Companies Act.

4.3	Amendments to the Senior Facilities Agreement

4.3.1

In accordance with clause 35.1 of the Senior Facilities Agreement, RPM (in its capacity as the Senior Agent), Atlatsa (in its capacity as the Parent) and Plateau (in its capacity as the Borrower) agree to amend the definition of

“Project Bullseye” in clause 1.1.216 of the Senior Facilities Agreement by deleting it in its entirety and replacing it with the following:

“Project Bullseye means the project comprising the transactions to be implemented in accordance with the Framework Agreement, on the date/s specified in the Framework Agreement;”

4.3.2	To the extent required under the Senior Facilities Agreement, the Senior Agent consents to all the amendments set out in this Agreement.

4.4	Amendments to the Implementation Agreement

4.4.1	The Funds Flow Statement reflects updated amounts in relation to the subscription prices to be paid by each of RPM, Plateau and Holdco.

4.4.2

In accordance with clause 13.4 of the Implementation Agreement, RPM, Plateau, Holdco and Opco agree to amend the definitions of “Second Holdco Opco Subscription Price”, “Second Plateau Holdco Subscription Price” and “Second RPM Holdco Subscription Price” as they appear in clauses 1.1.113, 1.1.116 and 1.1.119 of the Implementation Agreement by deleting such clauses in their entirety and replacing them with the following:

“ “Second Holdco Opco Subscription Price” - the aggregate subscription price for the Second Holdco Opco Subscription Shares, being R3,958,018,678.79, as at 12 December 2013;”

“ “Second Plateau Holdco Subscription Price” - the aggregate subscription price for the Second Plateau Holdco Subscription Shares, being R2,018,589,456.23, as at 12 December 2013;”

“ “Second RPM Holdco Subscription Price” - the aggregate subscription price for the Second RPM Holdco Subscription Shares, being R1,939,429,222.56, as at 12 December 2013;”

5.	PART 5: IMPLEMENTATION

5.1	SEQUENTIAL NATURE OF THE TRANSACTION

5.1.1	The transactions contemplated under this Agreement are conditional upon the implementation of the transactions set out in the Implementation Agreement.

5.1.2

On the Implementation Agreement Closing Date (and provided that the Implementation Steps have been completed), the Parties will proceed with the implementation of the transactions under this Agreement in accordance with the sequence set out in clause 5.2

5.2	IMPLEMENTATION PROCESS

On the Implementation Agreement Closing Date, the Parties will proceed with the phases set out below, in sequential order on the basis that no Party is obliged to implement any phase unless the preceding phase has been completed.

5.2.1	Phase I - Implementation Agreement closing

On the Implementation Agreement Closing Date, the Parties will meet at the offices of RPM (or such other venue as RPM and Plateau may agree in writing) and proceed with the drawdowns under the Senior Facilities Agreement and the implementation of the Acquisition Agreements in the sequence described in the Implementation Steps (as read with the Funds Flow Statement), in accordance with the terms and conditions of the Implementation Agreement.

5.2.2	Phase II - Conversion

5.2.2.1

Subject to the implementation of step 12 of the Implementation Steps, on the Conversion Notice Date, RPM will deliver a Conversion Notice to Pelawan SPV in accordance with the terms and conditions of the RPM Pelawan SPV B1 Preference Share Terms.

5.2.2.2

Clause 9.1.4 of the Conversion Implementation Agreement refers to RPM providing Pelawan SPV with at least 15 days prior written notice (“Advance Notice”) of RPM’s intention to deliver a Conversion Notice. Pelawan SPV specifically acknowledges that the reference to Conversion in this Agreement is adequate forewarning of the delivery of the Conversion Notice and RPM is under no obligation to deliver any additional Advance Notice.

5.2.2.3

Plateau, Pelawan SPV, Atlatsa and RPM acknowledge that for the purposes of this Agreement, they will follow the process set out in clause 9 of the Conversion Implementation Agreement regulating the practical implementation of:

5.2.2.3.1	Atlatsa’s obligation to issue and allot the Atlatsa 2 Consideration Shares and the Atlatsa 3 Consideration Shares under the Plateau Forward Sale Agreement; and

5.2.2.3.2	Pelawan SPV’s obligation to deliver the Atlatsa 2 Consideration Shares to RPM under the Pelawan SPV Forward Sale Agreement.

5.2.2.4

The decision by the Parties referred to in clause 5.2.2.3 to follow the process set out in clause 9 of the Conversion Implementation Agreement shall be without prejudice to the implementation of the steps set out in clauses 4 to 8 (both inclusive) of the Conversion

Implementation Agreement, which steps shall be implemented in parallel and in accordance with the sequence set out in the Conversion Implementation Agreement.

5.2.2.5	Notwithstanding clause 1.1.11 of the RPM Pelawan SPV B1 Preference Share Terms, RPM and Pelawan SPV have agreed that the Conversion Date shall occur 5 Business Days after the Conversion Notice Date.

5.2.2.6	On the Conversion Date:

5.2.2.6.1

Atlatsa will issue a Direction to Computershare Canada substantially in the form attached as Annexure 1 to the Conversion Implementation Agreement directing Computershare Canada to issue and allot the Atlatsa 2 Consideration Shares and Atlatsa 3 Consideration Shares (as determined in accordance with the Conversion formulae set out under the RPM Pelawan SPV B1 Preference Share Terms as read with the Pelawan SPV Plateau B2 Preference Share Terms and the Pelawan SPV Plateau B3 Preference Share Terms) to RPM and Pelawan SPV, respectively;

5.2.2.6.2

the Atlatsa 2 Consideration Shares and the Atlatsa 3 Consideration Shares will be registered on Atlatsa’s shareholders register maintained and managed by Computershare Canada and thereafter, immediately transferred from such register to Atlatsa’s shareholders register maintained and managed by Computershare South Africa;

5.2.2.6.3	each of RPM and Pelawan SPV will submit a completed ‘Register Removal Request’ (Canadian Register to South

African Register) to Atlatsa, substantially in the form attached as Annexure J to the Conversion Implementation Agreement. The ‘Register Removal Request’ form will facilitate the transfer of the Atlatsa 2 Consideration Shares into the RPM nominated account (stipulated under clause 7.2.2.1 of the Conversion Implementation Agreement) and the transfer of the Atlatsa 3 Consideration Shares into the Pelawan SPV nominated account (details of which shall be provided by Pelawan SPV to Atlatsa in writing prior to the Implementation Agreement Closing Date);

5.2.2.6.4	Pelawan SPV must file an insider report by no later than 10 days after it acquires the Atlatsa 3 Consideration Shares i.e. the Conversion Date; and

5.2.2.6.5

RPM must file an insider report by no later than 5 days after it acquires the Atlatsa 2 Consideration Shares i.e. the Conversion Date and thereafter, within an additional 5 days after the Sale Implementation Date, file a further insider report confirming the disposal of the Atlatsa 2 Consideration Shares.

5.2.3	Phase III - Distribution of common shares in Atlatsa from Pelawan SPV to Atlatsa Holdings as beneficial owner

Immediately after the Conversion Date and by no later than the Sale Implementation Date, Pelawan SPV shall in anticipation of the liquidation of Pelawan SPV in terms of section 47 of the Income Tax Act, distribute all of the common shares in the issued share capital of Atlatsa held by it, including the Atlatsa 3 Consideration Shares and the Atlatsa Security Shares, to the Pelawan Trust, to be held by the Pelawan Trust for the benefit of Atlatsa Holdings, and which shares shall form part of the Secured Property (as this term is defined under the Cession and Pledge

Agreement). Each of Atlatsa Holdings and Pelawan SPV undertake to implement all necessary steps prescribed in section 41(4) of the Income Tax Act to liquidate Pelawan SPV within a period of 18 months from the date of the distribution referred to above.

5.2.4	Phase IV - Sale

Subject to RPM receiving the Atlatsa 2 Consideration Shares in the manner contemplated in clause 5.2.2.6.2, on the Sale Implementation Date, RPM and Atlatsa Holdings will meet at the offices of RPM (or such other venue as RPM and Atlatsa Holdings may agree in writing) and exchange the sale deliverables referred to in clause 7 of the Sale and Purchase Agreement in order to give effect to the sale of the Atlatsa 2 Consideration Shares from RPM to Atlatsa Holdings.

5.2.5	Phase V - Subscription

5.2.5.1

Subject to: i) the completion of the sale of the Atlatsa 2 Consideration Shares from RPM to Atlatsa Holdings referred to in clause 5.2.4; and ii) Pelawan SPV transferring all of the common shares in the issued share capital of Atlatsa held by it to the Pelawan Trust, to be held by the Pelawan Trust for the benefit of Atlatsa Holdings, referred to in clause 5.2.3, on the Subscription Advance Date:

5.2.5.1.1	RPM shall pay the RPM Atlatsa Subscription Price to its nominated CSDP and in accordance with clause 5 of the RPM Atlatsa Subscription Agreement; [Refer to Step 1 of the Final Funds Flow Statement.]

5.2.5.1.2	Atlatsa shall instruct Computershare South Africa to issue the RPM Atlatsa Subscription Shares on the securities exchange operated by the JSE;

5.2.5.2	On the Subscription Advance Date:

5.2.5.2.1	Atlatsa shall unconditionally and irrevocably instruct Computershare South Africa to deliver the RPM Atlatsa Subscription Shares to the CSDP nominated by RPM on the Subscription Settlement Date;

5.2.5.2.2	RPM shall unconditionally and irrevocably instruct it’s CSDP to take delivery of the RPM Atlatsa Subscription Shares on the Subscription Settlement Date; and

5.2.5.2.3

Atlatsa shall procure that Computershare South Africa notifies Computershare Canada of the issue of the RPM Atlatsa Subscription Shares to enable Atlatsa to update its shareholders register maintained and managed by Computershare Canada.

5.2.5.3	On the Subscription Settlement Date:

5.2.5.3.1	RPM’s CSDP shall pay the RPM Atlatsa Subscription Price in accordance with STRATE procedures; [Refer to Step 2 of the Final Funds Flow Statement.] and

5.2.5.3.2	STRATE (having previously received instructions from Atlatsa) shall deliver the RPM Atlatsa Subscription Shares in dematerialized form to RPM in accordance with STRATE procedures.

5.2.5.4	On the next Business Day after the Subscription Settlement Date:

5.2.5.4.1	Atlatsa shall use the proceeds of the RPM Atlatsa Subscription Price to advance an inter-company loan in cash in immediately accessible funds, free of set-off or deduction, to Plateau; [Refer to Step 3 of the Final Funds Flow Statement.]

5.2.5.4.2

Plateau shall use the proceeds of the RPM Atlatsa Subscription Price received from Atlatsa to pay an equivalent amount to RPM in cash in immediately accessible funds, free of set-off or deduction, to RPM which amount RPM shall use to reduce the Total Facilities Outstandings in accordance with the terms and conditions of the Senior Facilities Agreement. [Refer to Step 3 of the Final Funds Flow Statement.]

5.2.5.5	By no later than 5 days after the Subscription Settlement Date, RPM must file an insider report confirming its subscription for the RPM Atlatsa Subscription Shares.

5.3	GENERAL PROVISIONS APPLICABLE TO IMPLEMENTATION

Each Party agrees that its signature of this Agreement constitutes an irrevocable instruction to the Implementation Bank to transfer funds on the next Business Day immediately after the Subscription Settlement Date in accordance with the Final Funds Flow Statement.

6.	PART 6: MISCELLANEOUS PROVISIONS

6.1	CONFIDENTIALITY

6.1.1

For the purposes of this clause 6.1, “Confidential Information” means the details of the negotiations leading to the Term Sheet, this Agreement, and the Transaction Documents and/or the information in respect of Anglo American Platinum Limited and/or Atlatsa obtained by the Parties during the course of such negotiations and/or pursuant to the conclusion or implementation of the Implementation Steps or the transactions contemplated under this Agreement (in so far as such is confidential in nature) (“the Confidential Information”).

6.1.2

Each of the Parties undertakes to the other that it will keep all Confidential Information confidential and to use it only for the purposes of the proposed transactions under the Transaction Documents and to disclose it only to its officers, directors, employees, consultants and professional advisers who:

6.1.2.1	are required to know (and then only to the extent that each such person is so required);

6.1.2.2	are aware that the Confidential Information should be kept confidential;

6.1.2.3	are aware of the disclosing Party’s undertaking in relation to such information in terms of this Agreement; and

6.1.2.4	have been directed by the disclosing Party to keep the Confidential Information confidential and have undertaken to keep the Confidential Information confidential.

6.1.3	The obligations of the Parties in relation to the maintenance and non-disclosure of Confidential Information in terms of this Agreement do not extend to information:

6.1.3.1

that is disclosed to the disclosing Party in terms of this Agreement but at the time of such disclosure such information is known to be in the lawful possession or control of the disclosing Party and not subject to an obligation of confidentiality;

6.1.3.2	that is or becomes public knowledge, otherwise than pursuant to a breach of this Agreement by the disclosing Party; or

6.1.3.3

that is required by the provisions of any law, or during any court proceedings, or by the rules or regulations of any recognised stock exchange to be disclosed. In addition, the provisions of this clause 6 shall not restrict the disclosure of Confidential Information to prospective investors for the purposes of raising capital or to any person pursuant to a bona fide due diligence investigation into the Party or its business or affairs.

6.1.4	A breach of this clause 6.1 shall not entitle any Party to cancel this Agreement or any other Transaction Document.

6.2	BREACH

6.2.1

If a Party breaches any provision of this Agreement and remains in breach of such provision for 10 Business Days after written notice to that Party requiring that Party to rectify that breach, the aggrieved Party shall be entitled (without derogating from any of its other rights or remedies under this Agreement or at law), at its option:

6.2.1.1	to sue for immediate specific performance of any of the defaulting Party’s obligations under this Agreement, whether or not such obligation is then due; or

6.2.1.2

to cancel this Agreement, in which case written notice of the cancellation shall be given to the defaulting Party, and the cancellation shall take effect on the giving of the notice, provided that no Party shall be entitled to cancel this Agreement unless the breach is a material breach, and in either event the aggrieved Party shall be entitled to claim any damages it has suffered, provided that any such damages shall sound in money and shall be payable in cash.

6.2.2	Notwithstanding the provisions of clause 6.2.1.2, neither of the Parties shall be entitled to cancel this Agreement after the Implementation Agreement Closing Date.

6.3	ARBITRATION

6.3.1	separate, divisible agreement

This clause is a separate, divisible agreement from the rest of this Agreement and shall:

6.3.1.1

not be or become void, voidable or unenforceable by reason only of any alleged misrepresentation, mistake, duress, undue influence, impossibility (initial or supervening), illegality, immorality, absence of consensus, lack of authority or other cause relating in substance to the rest of the Agreement and not to this clause. The Parties intend that any such issue shall at all times be and remain subject to arbitration in terms of this clause;

6.3.1.2	remain in effect even if the Agreement terminates or is cancelled.

6.3.2	disputes subject to arbitration

Save as may be expressly provided for elsewhere in this Agreement for the resolution of particular disputes, any other dispute arising out of or in connection with this Agreement or the subject matter of this Agreement, including without limitation, any dispute concerning:

6.3.2.1	the existence of the Agreement apart from this clause;

6.3.2.2	the interpretation and effect of the Agreement;

6.3.2.3	the Parties’ respective rights or obligations under the Agreement;

6.3.2.4	the rectification of the Agreement;

6.3.2.5	the breach, termination or cancellation of the Agreement or any matter arising out of the breach, termination or cancellation;

6.3.2.6

damages arising in delict, compensation for unjust enrichment or any other claim, whether or not the rest of the Agreement apart from this clause is valid and enforceable,

shall be referred to arbitration in terms of this 6.2.

6.3.3	appointment of arbitrator

6.3.3.1

The Parties shall agree on the arbitrator who shall be an attorney or advocate on the panel of arbitrators of AFSA. If agreement is not reached within 10 Business Days after any Party calls in writing for such agreement, the arbitrator shall be an attorney or advocate nominated by the Registrar of AFSA for the time being.

6.3.3.2

The request to nominate an arbitrator shall be in writing outlining the claim and any counterclaim of which the Party concerned is aware and, if desired, suggesting suitable nominees for appointment as arbitrator, and a copy shall be furnished to the other Parties who may, within 7 days, submit written comments on the request to the addressee of the request with a copy to the first Party.

6.3.4	venue and period for completion of arbitration

The arbitration shall be held in Johannesburg and the Parties shall endeavour to ensure that it is completed within 90 days after notice requiring the claim to be referred to arbitration is given.

6.3.5	Arbitration Act - rules

The arbitration shall be governed by the Arbitration Act, 1965, or any replacement Act and shall take place in accordance with the Commercial Arbitration Rules of AFSA.

6.3.6	Application to court for urgent interim relief

Nothing contained in this clause 6.3 shall prohibit a Party from approaching any court of competent jurisdiction for urgent interim relief pending determination of the dispute by arbitration.

6.4	POSTAL ADDRESSES AND ADDRESSES FOR SERVICE OF LEGAL DOCUMENTS

6.4.1

The Parties choose the following addresses at which notices in connection with this Agreement and/or documents in legal proceedings in connection with this Agreement may be served (i.e. their domicilia citandi et executandi):

6.4.1.1

in the case of RPM:

physical address: 55 Marshall Street

                             Marshalltown

                             Johannesburg

fax number:         (011) 373 5111

and shall be marked for the attention of: The Company Secretary, the Finance Director and the Financial Controller;

6.4.1.2	in the case of the Atlatsa (and each other party for whom no specific address is provided for in this clause 6.4):

physical address: 4th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton fax number: (011) 833 0836 and shall be marked for the attention of: The Company Secretary;

6.4.1.3	in the case of the Plateau:

physical address: 4th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton fax number: (011) 833 0836 and shall be marked for the attention of: The Company Secretary;

6.4.1.4	in the case of the Atlatsa Holdings:

physical address: 4th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton fax number: (011) 833 0836 and shall be marked for the attention of: The Company Secretary;

6.4.1.5	in the case of the Holdco:

physical address: 4th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton

fax number: (011) 883 0836 and shall be marked for the attention of: The Company Secretary;

6.4.1.6	in the case of the Opco:

physical address: 4th Floor, 82 Grayston Drive Off Esterhysen Lane Sandton

fax number: (011) 883 0836

and shall be marked for the attention of: The Managing Director;

6.4.1.7	in the case of the Pelawan Trust:

physical address: Lynnwood Bridge 4 Daventry Street Lynnwood Manor Pretoria

fax number: 012-432-6206

and shall be marked for the attention of: Andre Visser;

6.4.1.8	in the case of the Pelawan Dividend Trust:

physical address: Lynnwood Bridge 4 Daventry Street Lynnwood Manor Pretoria

fax number: 012-432-6206

and shall be marked for the attention of: Andre Visser;

6.4.2	The notice shall be deemed to have been duly given:

6.4.2.1	5 Business Days after posting, if posted by registered post (airmail, if available) to the Party’s address in terms of clause 6.4.1;

6.4.2.2	on delivery, if delivered to the Party’s physical address in terms of clause 6.4.1 between 08h30 and 17h00 on a Business Day (or on the first Business Day after that if delivered outside such hours);

6.4.2.3	on despatch, if sent to the Party’s then fax number or e-mail address between 08h30 and 17h00 on a Business Day (or on the first Business Day after that if despatched outside such hours).

6.4.3

A Party may change that Party’s address for this purpose to another physical address in South Africa, by notice in writing to the other Parties such change to be effective only on and with effect from the 7th Business Day after the giving of such notice.

6.4.4

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate service of such written notice or communication to that Party notwithstanding that the notice or communication was not sent to or delivered or served at that Party’s chosen domicilium citandi et executandi.

6.5	GENERAL

6.5.1	entire contract

This Agreement contains all the express provisions agreed on by the Parties with regard to the subject matter of the Agreement and supersedes and novates in its entirety any previous understandings or agreements between the Parties in respect thereof, and the Parties waive the right to rely on any alleged provision not expressly contained in the Transaction Documents.

6.5.2	no stipulation for the benefit of a third person

Save as is expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of a third person (ie a stipulatio alteri) which, if accepted by the person, would bind any Party in favour of that person.

6.5.3	no representations

A Party may not rely on any representation which allegedly induced that Party to enter into this Agreement, unless the representation is recorded in this Agreement.

6.5.4	variation, cancellation and waiver

No contract varying, adding to, deleting from or cancelling this Agreement, and no waiver of any right under this Agreement, shall be effective unless reduced to writing and signed by or on behalf of the relevant Parties to which such term of the Agreement or right relates.

6.5.5	indulgences

The grant of any indulgence, extension of time or relaxation of any provision by a Party under this Agreement shall not constitute a waiver of any right by the grantor or prevent or adversely affect the exercise by the grantor of any existing or future right of the grantor.

6.5.6	cession and delegation

A Party may not cede any or all of that Party’s rights or delegate any or all of that Party’s obligations under this Agreement without the prior written consent of the other Parties.

6.5.7	applicable law

This Agreement is to be governed, interpreted and implemented in accordance with the laws of South Africa.

6.5.8	costs

Any costs, including all legal costs on an attorney and own client basis and VAT, incurred by a Party arising out of or in connection with a breach by another Party shall be borne by the Party in breach.

6.5.9	signature in counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

6.5.10	independent advice

Each of the Parties hereby respectively agrees and acknowledges that:

6.5.10.1

it has been free to secure independent legal advice as to the nature and effect of each provision of this Agreement and that it has either taken such independent legal advice or has dispensed with the necessity of doing so; and

6.5.10.2	each provision of this Agreement (and each provision of the Schedules) is fair and reasonable in all the circumstances and is part of the overall intention of the Parties in connection with this Agreement.

6.5.11	co-operation

Each of the Parties undertakes at all times to act in good faith and to do all such things, perform all such acts and take all such steps, and to procure the doing of all such things, within its power and control, as may be open to it and necessary for and incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement and the Transaction Documents.

6.5.12	contract override

In relation to the implementation of the transactions contemplated under this Agreement, in the event of any conflict between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement shall prevail.

6.5.13	counterparts

This Agreement and/or any document required to be signed by any Party in accordance with the implementation process set out in clause 5, may be executed in counterparts, all of which together constitute one and the same instrument. A facsimile shall constitute a valid counterpart for all such purposes.

SCHEDULE 1

FINAL FUNDS FLOW STATEMENT

Final Funds Flow Statement

			Settlement Amount			RPM	RPM CSDP account	Atlatsa CSDP account	Plateau Special Account	Illegible
Reference to agreement	Date		Payor	Legal Recipient	Amount	Cash			Cash
						Account Name: Rustenburg Platinum Mines Limited Account No: 000 175 722 Bank: Standard Bank Branch: Johannesburg Branch (00-02-05) Cleaning Code:	Account Name: Rustenburg Platinum Mines Limited SCA: ZA- 040062148-7 Bank: Standard Bank	Account Name: Atlatsa Resources Corporation Account No: 120031460002 Bank: Standard Bank Account No. (at Depositry): 10068234 SOR Participant ID: ZA029341	Account Name: Plateau Resources (Pty) Ltd Account No: 42 104 574 4 Bank: Standard Bank Branch: Sandton Branch Branch code: 01 92 05 Swift Code:
RPM to fund CSDP account
Step 1	RPM to fund its CSDP account	Cash	RPM	RPM CSDP	750 000 000.00	(750 000 000.00)	750 000 000.00			—
Subscription for the Atlatsa shares
Step 2	RPM to subscribe for RPM Atlatsa Subscription Shares	Cash	RPM CSDP	Atlatsa Corporation	750 000 000.00		(750 000 000.00)	750 000 000.00		—
	Intercompany funding to Plateau					—			—
Step 3	Atlatsa to provide intercompany advance to Plateau	Cash	Atlatsa Corporation CSDP	Plateau	750 000 000.00			(750 000 000.00)	750 000 000.00	—
Repayment of portion of Total Facilities Outstanding under Senior Facilities Agreement
Step 4	Plateau to repay funds drawn under Senior Facilities Agreement	Cash	Plateau	RPM	750 000 000.00	750 000 000.00			(750 000 000.00)	—

SCHEDULE 2

TERM SHEET

Project Bullseye

Term Sheet

6 December 2012

Strictly Private and Confidential

Definitions and interpretations on page 6 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

Terms and Conditions

This Term Sheet contains a summary of the key terms and conditions of two inter-conditional transactions (the “Transaction”) being:

1.	the proposed capitalisation of part of Atlatsa’s debt owing to Amplats; and

2.	Amplats selling its B1 Preference Shares (or the Atlatsa Ordinary Shares acquired by Amplats pursuant to the conversion of the B1 Preference Shares) to Atlatsa Holdings on loan account.

The parties to this Term Sheet are Amplats, Atlatsa and Atlatsa Holdings (“Parties”).

The following terms represent the proposed key terms and conditions for the Transaction.

The terms and conditions contained in this Term Sheet are subject to -

•	satisfactory Transaction Documents being prepared and executed by the Parties and the conditions precedent specified in the Transaction Documents being fulfilled by 31 March 2013; and

•	legal counsel’s advice in general as well as any specific legal, tax and/or regulatory advice relating to issues that may arise out of the Transaction.

In the event that the Parties do not fulfill these conditions, then the provisions of this Term Sheet shall not have any force or effect.

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Definitions and interpretations on page 6 of this Term Sheet apply throughout, Including the cover pages, unless the context indicates a contrary intention.

PARTIES	• Atlatsa (formerly Anooraq Resources Corporation)

• Atlatsa Holdings (formerly Pelawan Investments Proprietary Limited)

• Amplats

BACKGROUND

•    Atlatsa and Amplats will enter into refinancing agreements as contemplated in the Kingpin Term Sheet of December 2011 (the “Original Refinancing”), which agreements are expected to be signed contemporaneously with this Term Sheet.

• Assuming the Original Refinancing is implemented, Atlatsa will owe approximately R1.753bn to Amplats on 31 December 2012.

• Amplats wishes to capitalise R750m of Atlatsa’s debt to reduce Atlatsa’s debt to approximately R1.003bn, with a notional interest credit of R170m.

•    In addition, Atlatsa Holdings wishes to acquire Amplats’ B1 Preference Shares (or the Atlatsa Ordinary Shares acquired by Amplats pursuant to the conversion of the B1 Preference Shares) to increase Atlatsa’s BEE shareholding to about 62% after implementation of the Transaction. This would enable Atlatsa to raise meaningful equity to fund its portion of future capital/funding commitments to BHL without the resultant BEE shareholding of 62%, falling below 51%.

DEBT CAPITALISATION	Amplats converts R750m of its outstanding debt into 125m new Atlatsa Ordinary Shares (representing no less than 22.6% of the issued share capital after implementation of the Transaction), at R6 per share. To accomplish this, it is envisaged that Amplats will subscribe for these new Atlatsa Ordinary Shares and that Atlatsa would immediately apply the full subscription amount to settle R750m of Amplats’ debt.

SALE OF B1 PREFERENCE SHARES	Amplats sells its 115.8m B1 Preference Shares (or the Atlatsa Ordinary Shares acquired by Amplats pursuant to the conversion of the B1 Preference Shares) (“Sale Shares”) to Atlatsa Holdings at R4 per Sale Share or R464m. The Sale Shares are sold on loan account to Atlatsa Holdings (see terms below).

ATLATSA HOLDINGS’ LOAN	• Security consisting of 343m Atlatsa Ordinary Shares to be provided by Atlatsa Holdings to Amplats in order to secure its repayment obligations under the loan. The security shall include:

• existing Atlatsa Ordinary Shares held by Atlatsa Holdings;

• Atlatsa Ordinary Shares held by Pelawan SPV following conversion of B3 Preference Shares; and

• the Sale Shares.

•    Interest at a rate equal to the average rate of interest charged by Amplats to Atlatsa in a particular month in accordance with the senior facilities agreement entered into between inter slia Atlatsa and Amplats; and

• Scheduled repayment as follows:

• The first R5m is to be paid from dividends received by Atlatsa Holdings from Atlatsa, within 30 days of receipt of such dividends;

• R232m (plus accrued interest) by no later than 30 September 2018;

• R116m (plus accrued interest) by no later than 30 September 2019; and

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Definitions and interpretations on page 6 of this Term Sheet apply throughout including the cover pages unless the context indicates a contrary intention.

• The balance of the loan by 30 September 2020.

• Early repayment, immediately following the un-remedied breach of any material term of any agreements between the Parties, which breach is prejudicial to Amplats.

AMENDMENT OF THE CONSOLIDATED DEBT FACILITY OTHER TERMS

•    The overall cap on the consolidated debt facility (as per the Original Refinancing) is reduced from R2.3 billion (inclusive of capitalised interest) to R1.55 billion.

•    The HDSA ownership of Atlatsa may not fall below 51% before 31 December 2020, failing which Atlatsa and Atlatsa Holdings shall be responsible for immediately taking all possible steps (at its own cost) to increase the HDSA ownership to 51% or greater.

POLOKWANE SMELTER OPTIONS	• Discussion on the outstanding matters related to the Polokwane smelter options will be deferred with a view to resolution by 30 September 2013.

CONDITIONS PRECEDENT

•    The implementation of the Transaction will be subject to:

•    Approval by the board of Atlatsa;

•    Approval by the board of Atlatsa Holdings;

•    Approval by the board of Amplats;

•    Approval of the Transaction by the Anglo American plc Investment Committee, Group Management Committee and Board;

•    Approval by the shareholders of Atlatsa;

•    Approval of the Transaction Documents to the satisfaction of the Parties;

•    To the extent required, unconditional approval by the Competition Authorities of South Africa;

•    To the extent required, unconditional approval by the South African Reserve Bank;

•    Approvals required in terms of the TSX listing rules;

•    Any other requisite regulatory approvals;

•    Other conditions precedent as is customary for a transaction of this nature;

•    The Original Refinancing having become unconditional.

CO-OPERATION AND GOOD FAITH

•    The Parties will co-operate in matters of mutual concern and shall act with good faith in their dealings and relationships with one another. No Party shall take any action, directly or indirectly outside the negotiation forums between the Parties, to avoid, frustrate or otherwise influence in any way the effect, purpose and intent of any of the Transaction Documents.

•    The Parties shall at all times co-operate and consult with each other insofar as may be reasonably necessary in order to procure the implementation of the Transaction Documents.

•    Each of the Parties undertakes, on request, to use all reasonable endeavours to assist each of the other Parties in obtaining all necessary governmental and regulatory consents, licences and approvals that may be appropriate in relation to the Transaction Documents and to promptly provide any relevant governmental or

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Definitions and interpretations on page 6 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary Intention.

regulatory authority all such information as may be reasonably required to obtain any consents, licences or approvals.

•

The Parties shall at all times co-operate with each other and shall use reasonable commercial endeavours for the purposes of doing, as quickly as possible, all things necessary to further progress, negotiate and implement the Transactions.

CONFIDENTIALITY	•	This Term Sheet and its contents are intended for the exclusive use of the Parties, and shall not be disclosed by them to any person other than their legal and financial advisers for the purposes of the proposed transactions contemplated herein unless the prior written consent of the other Parties is obtained.

•

No Party to this Term Sheet shall discuss the terms contained herein or any aspect or provisions thereof in public or issue any press release or any other public document or make any public statement in each case relating to or connected with or arising out of the Term Sheet and/or any aspect or provision of this Term Sheet (save for any such release, announcement or document which is required to be given, made or published by law on the proviso that Atlatsa will provide Amplats with sufficient notice to enable Amplats to seek urgent relief if it so requires) without obtaining the prior written approval of the other Parties to the contents thereof and the manner of its presentation and publication; provided that such approval shall not be unreasonably withheld or delayed.

MARKETING AND ANNOUNCEMENTS	•	The Parties agree that no announcements and/or notices or any other public marketing material with respect to Atlatsa and/or the Transaction and/or the contents of this Term Sheet, be released without the prior written consent of the Parties to such communication.

STOCK EXCHANGE ANNOUNCEMENT AND MONITORING OF CONFIDENTIALLY	•	If the Parties reach agreement on the matters contemplated by this Term Sheet, then Atlatsa and Amplats will proceed to publish a joint (or, alternatively, individual but simultaneous) announcement(s) giving details of the Transaction. The Parties will continue to monitor developments in relation to this matter carefully, to make sure that confidentially has not been lost (which could result in an announcement being required even though no Term Sheet has been executed).

COSTS	•	Each of the Parties shall pay its own costs and expenses (including legal, accounting and financial advisory fees and expenses) in connection with the transactions recorded herein.

5

Definition and interpretations on page 6 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

DEFINITION

Amplats	Anglo American Platinum Limited including, where the context dictates, the relevant subsidiaries thereto (e.g. RPM)

Atlatsa	Atlatsa Resources Corporation including, where the context dictates, the relevant subsidiaries thereto (e.g. Plateau)

Atlatsa Ordinary Shares	Shares in the issued ordinary share capital of Atlatsa which shares currently have a primary listing on the TSX and secondary listings on the JSE and AMEX

B1 Preference Shares	The cumulative convertible B1 preference shares in the authorised share capital of Pelawan SPV, issued to and subscribed for by RPM

B2 Preference Shares	The cumulative convertible B2 preference shares in the authorised share capital of Plateau, issued to and subscribed for by Pelawan SPV

B3 Preference Shares	The cumulative convertible B3 preference shares in the authorised share capital of Plateau, issued to and subscribed for by Pelawan SPV

BHL	Bokonl Platinum Holdings Proprietary Limited

JSE	JSE Limited

Atlatsa Holding	Atlatsa Holding Proprietary Limited, the ultimate holding company of Atlatsa including, where the context dictates, the relevant subsidiaries thereto

Pelawan SPV	Pelawan Finance SPV Proprietary Limited, a wholly owned subsidiary of Atlatsa Holdings

RPM	Rustenburg Platinum Mines Limited, a wholly owned subsidiary of Amplats

Term Sheet	This term sheet

Transaction Documents	Written legal agreements and any other documents necessary to implement the Transaction contemplated in this Term Sheet

TSX	The Toronto Stock Exchange

6

Definitions and interpretations on page 6 of this Term Sheet apply throughout, including the cover pages, unless the context indicates a contrary intention.

Dated at JOHANNESBURG on this 6th day of DECEMBER 2012.

For and on behalf of:

ANGLO AMERICAN PLANTINUM LIMITED

Name:	B. NQWABABA

Office:	DIRECTOR
(who warrants his authority)

Dated at SANDTON on this 27 day of MARCH 2013.

For and on behalf of:

ATLATSA RESOURCES CORPORATION

Name:	TM MOTSISI

Office:	DIRECTOR
(who warrants his authority)

Dated at SANDTON on this 27 day of MARCH 2013.

For and on behalf of:

ATLATSA HOLDINGS PROPRIETARY LIMITED

Name:	TM MOTSISI

Office:	DIRECTOR
(who warrants his authority)

7

SCHEDULE 3

REVISED ANNEXURES TO THE CONVERSION IMPLEMENTATION AGREEMENT

Transaction Framework Agreement - Schedule 3B

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Schedule 3B

PELAWAN FINANCE SPV PROPRIETARY LIMITED

(previously known as Central Plaza Investments 78 Proprietary Limited)

(Registration number 2006/032879/07)

(“Pelawan SPV”)

WRITTEN RESOLUTIONS OF THE DIRECTORS OF PELAWAN SPV PASSED IN

ACCORDANCE WITH SECTION 74 OF THE COMPANIES ACT, 71 OF 2008

(“the Companies Act”)

WHEREAS

1.	Pelawan SPV entered into a conversion implementation agreement on 26 June 2009 (“the Conversion Implementation Agreement”).

2.

In accordance with the provisions of the Conversion Implementation Agreement, the directors of Pelawan SPV passed the resolutions set out in Annexure B to the Conversion Implementation Agreement on 11 June 2009 (“the Original Resolutions”).

3.	Subsequent to signature of the Conversion Implementation Agreement and the passing of the Original Resolutions, the Companies Act, 61 of 1973 (“the 1973 Act”) has been replaced by the Companies Act.

4.

As a result, the Original Resolutions will have to be amended such that, where applicable, references to sections of the 1973 Act are replaced with references to equivalent sections of the Companies Act. The Original Resolutions will also have to be amended and/or supplemented in order to accommodate differences between the 1973 Act and the Companies Act.

5.

Accordingly, the directors wish to pass the resolutions set out below in order to amend and supplement the Original Resolutions. It is specifically recorded that the Original Resolutions remain valid and binding resolutions of the directors of Pelawan SPV subject to the amendments or supplements set out below.

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6.	Capitalised words and phrases used in these written resolutions shall, unless expressly defined to the contrary herein, have the meanings ascribed to them in the Original Resolutions.

7.

The directors acknowledged that, in terms of the Companies Act, it is no longer necessary to register all special resolutions with the Companies and Intellectual Property Commission (previously known as the Companies and Intellectual Property Registration Office) (“the CIPC”). As such, the special resolutions referred to in the Original Resolutions will only be registered with the CIPC if such registration is required in terms of the Companies Act.

IT WAS RESOLVED THAT

8.	Ad paragraph 7 of the Original Resolutions:

8.1

the directors confirmed that they had disclosed their interests in the transactions contemplated by the Relevant Documents in accordance with section 234 of the 1973 Act and the articles of association of Pelawan SPV;

8.2

the directors acknowledge that section 234 of the 1973 Act has been replaced by section 75 of the Companies Act and confirm that, as required by section 75 of the Companies Act, they have disclosed any personal financial interest they may have in the transactions contemplated by the Relevant Documents.

9.	Ad paragraph 8 of the Original Resolutions:

9.1	it was noted that the execution and performance by Pelawan SPV of its obligations under the Relevant Documents may constitute financial assistance within the meaning of section 38 of the 1973 Act;

9.2	the directors acknowledge that section 38 of the 1973 Act has been replaced by section 44 of the Companies Act;

10.

the directors record that no preference dividend will be paid to RPM pursuant to the RPM Pelawan SPV B1 Preference Share Subscription Agreement. Therefore Pelawan SPV is not providing any financial assistance as contemplated in section 44 of the Companies Act.

11.	Ad paragraph 9.2 of the Original Resolutions:

2

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11.1

it was resolved that, subject to the passing of a special resolution of the shareholders of Pelawan SPV in accordance with section 85(2) of the 1973 Act; Pelawan SPV is authorised to repurchase such number of ordinary shares in the issued share capital of Pelawan SPV and on such terms as set out in the Pelawan SPV Forward Sale Agreement and the Conversion Implementation Agreement (“Repurchase”);

11.2	the directors acknowledge that section 85 of the 1973 Act has been replaced by section 48 of the Companies Act which provides that:

11.2.1	the directors of a company may, in terms of section 48(2)(a), determine that a company shall acquire a number of its own shares;

11.2.2

a company may not acquire its own shares if, as a result of that acquisition, there would no longer be any shares of the company in issue other than (i) shares held by one or more subsidiaries of the company; or (ii) convertible or redeemable shares;

11.2.3	in terms of section 48(8), a decision by the board of directors of a company in terms of section 48(2)(a):

11.2.3.1

must be approved by a special resolution of the shareholders of the company if any shares are to be acquired by the company from a director or prescribed officer of the company, or a person related to a director or prescribed officer of the company; and

11.2.3.2

is subject to the requirements of sections 114 and 115 of the Companies Act if, considered alone, or together with other transactions in an integrated series of transactions, it involves the acquisition by the company of more than 5% of the issued shares of any particular class of the company’s shares,

11.3	where the acquisition by a company of its own shares is subject to the requirements of sections 114 and 115 of the Companies Act:

11.3.1

section 114 requires the board of directors to retain an independent expert who meets the requirements set out in section 114(2) of the Companies Act to compile a report contemplated in section 114(3) of the Companies Act;

3

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11.3.2	section 115(2) requires the approval of a special resolution of the shareholders of the company (passed in accordance with the provisions of section 115(2)); and

11.3.3

section 115(1) requires that, to the extent that parts B and C of Chapter 5 of the Companies Act and the Takeover Regulations apply to the company, the Takeover Regulation Panel (i) issues a compliance certificate in respect of the proposed acquisition in terms of section 119(4)(b) of the Companies Act; or (ii) the company obtains an exemption from the Takeover Regulation Panel as contemplated in section 119(6) of the Companies Act,

11.4

furthermore, the board of directors must, in accordance with section 46 of the Companies Act, approve of the making of a distribution to its shareholder(s) in consideration for the repurchase of shares in terms of section 48. Section 46 provides that a company may not make a distribution to any of its shareholders unless:

11.4.1

it reasonably appears that the company will satisfy the solvency and liquidity test, as contemplated in section 4 of the Companies Act (“the Solvency and Liquidity Test”), immediately after the proposed distribution; and

11.4.2

the board of directors of the company has acknowledged that it has applied the Solvency and Liquidity Test, and reasonably concluded that the company will satisfy the Solvency and Liquidity Test immediately after completing the proposed distribution,

11.5

accordingly, the undersigned directors of Pelawan SPV, being duly authorised hereto, declare and state that they are satisfied that the requirements of sections 46 and 48 of the Companies Act have been and will be met in relation to the Repurchase in that they are satisfied that -

11.5.1	immediately after completing the proposed Repurchase, it reasonably appears that Pelawan SPV will satisfy the Solvency and Liquidity Test;

11.5.2

the board acknowledges that it has applied the Solvency and Liquidity Test and has reasonably concluded that Pelawan SPV will satisfy the Solvency and Liquidity Test immediately after completing the proposed Repurchase;

11.6	accordingly, subject to:

4

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11.6.1	the shareholders of Pelawan SPV passing a special resolution in terms of section 115(2) of the Companies Act; and

11.6.2	compliance with the provisions of sections 48(3) and 114 of the Companies Act; and

11.6.3

if required, the issue by the Takeover Regulation Panel of a compliance certificate in terms of section 119(4)(b) of the Companies Act or an exemption from the Takeover Regulation Panel as contemplated in section 119(6) of the Companies Act, the implementation of the Repurchase is hereby approved on such terms as set out in the Pelawan SPV Forward Sale Agreement and the Conversion Implementation Agreement.

12.

The undersigned directors of Pelawan SPV, being duly authorised hereto, declare and state that they are satisfied that the Company has sufficient contributed tax capital (as that term is defined in section 1 of the Income Tax Act, 58 of 1962) (“CTC”) in relation to the consideration payable by the Company in terms of the Repurchase.

13.	The consideration payable by the Company in relation to the Repurchase shall be funded:

13.1	from the Company’s CTC:

13.1.1	first, by reducing (and debiting) the Company’s share premium account in relation to the shares being repurchased, to the maximum extent that the Company is able to do so; and

13.1.2	second, by reducing (and debiting) the Company’s share capital in relation to the shares being repurchased, to the maximum extent that the Company is able to do so;

13.2	thereafter, by reducing (and debiting) the Company’s distributable reserves by the balance of the amount outstanding in relation to the consideration payable by the Company in terms of the Repurchase.

14.	Any director of Pelawan SPV, be and is hereby authorised, on behalf of Pelawan SPV:

5

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14.1

to do or cause all such things to be done and to sign all documentation as may be necessary in order to give effect to and implement the resolutions set out herein insofar as they may be applicable to Pelawan SPV; and

14.2

to attend on all matters relating to, and incidental to, the exemption of RPM from dividend withholding tax in terms of section 64F(a) the Income Tax Act pursuant to the receipt by Pelawan SPV from RPM, as beneficial owner, of an original declaration and written undertaking, as envisaged in terms of section 64G(2) of the Income Tax Act, stating, inter alia, that RPM is a South African tax resident and is exempt from dividend withholding tax in terms of section 64F(a) of the Income Tax Act;

Director	Agree	Disagree	Signature & Date

Mr TM Motsisi	☐	☐

Mr AHCH Motaung	☐	☐

6

Transaction Framework Agreement - Schedule 3B 1

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Schedule 3B.1

PELAWAN FINANCE SPV PROPRIETARY LIMITED

(previously known as Central Plaza Investments 78 Proprietary Limited)

(Registration number 2006/032879/07)

(“Pelawan SPV”)

MINUTES OF A MEETING OF THE SOLE SHAREHOLDER OF PELAWAN SPV HELD ON

                             IN TERMS OF THE PROVISIONS OF THE COMPANIES ACT, 71 OF

2008 (“THE COMPANIES ACT”) AND THE COMPANY’S MEMORANDUM OF

INCORPORATION

Present:

MEETING

1.	A notice convening this shareholders meeting was delivered to the sole shareholder of Pelawan SPV on [•].

2.	The sole shareholder of Pelawan SPV hereby waives the minimum notice period of the meeting in terms of section 62(2A) of the Companies Act.

3.

It was therefore noted and acknowledged by those present that this meeting of the sole shareholder was duly and properly convened and constituted for purposes of considering, voting on and passing the resolutions recorded herein.

WHEREAS

4.	Pelawan SPV entered into a conversion implementation agreement on 26 June 2009 (“the Conversion Implementation Agreement”).

5.	The directors of Atlatsa Holdings Proprietary Limited (previously known as Pelawan Investments Proprietary Limited) (“Atlatsa Holdings”) passed the resolutions set out in

Transaction Framework Agreement - Schedule 3B 1

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paragraphs 9.3.1.1 and 9.3.1.4 of Annexure G to the Conversion Implementation Agreement on 22 June 2009 (“the Original Resolutions”).

6.	Subsequent to signature of the Conversion Implementation Agreement and the passing of the Original Resolutions, the Companies Act, 61 of 1973 (“the 1973 Act”) has been replaced by the Companies Act.

7.

RPM intends issuing a conversion notice to Pelawan SPV, whereupon the preference shares in Pelawan SPV held by RPM will convert into ordinary shares in Pelawan SPV in accordance with the terms and conditions of the RPM Pelawan SPV B1 Preference Share Subscription Agreement. This will, in accordance with the Conversion Implementation Agreement, trigger the conversion of the preference shares in Plateau Resources Proprietary Limited (“Plateau”) held by Pelawan SPV into ordinary shares in Plateau in accordance with the provisions of the Pelawan SPV Plateau B2 Preference Share Terms and the Pelawan SPV Plateau B3 Preference Share Terms (as those terms are defined in the Conversion Implementation Agreement). Immediately following the conversion of the preference shares in Plateau to ordinary shares, the provisions of the Plateau Forward Sale Agreement (as defined in the Conversion Implementation Agreement) will be implemented.

8.

Immediately following the implementation of the Plateau Forward Sale Agreement, Pelawan SPV intends to acquire the ordinary shares in Pelawan SPV held by RPM in accordance with the Pelawan Forward Sale Agreement and the Conversion Implementation Agreement. The sole shareholder therefore wishes to pass the resolutions set out below.

9.

Capitalised words and phrases used in these written resolutions shall, unless expressly defined to the contrary herein, have the meanings ascribed to them in Annexure G to the Conversion Implementation Agreement.

10.

The shareholder acknowledges that, in terms of the Companies Act, it is no longer necessary to register all special resolutions with the Companies and Intellectual Property Commission (previously known as the Companies and Intellectual Property Registration Office) (“the CIPC”). As such, the special resolutions referred to in this resolution will only be registered with the CIPC if such registration is required in terms of the Companies Act.

2

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IT WAS RESOLVED THAT

1.	Ad paragraph 9.3.1.1 of the Original Resolutions:

1.1	it was noted that the execution and performance by Pelawan SPV of its obligations under the Relevant Documents may constitute financial assistance within the meaning of section 38 of the 1973 Act;

1.2	the shareholder acknowledges that section 38 of the 1973 Act has been replaced by section 44 of the Companies Act;

1.3

the shareholder records that no preference dividend will be paid to RPM pursuant to the RPM Pelawan SPV B1 Preference Share Subscription Agreement. Therefore Pelawan SPV is not providing any financial assistance as contemplated in section 44 of the Companies Act.

2.

Paragraph 9.3.1.4 of the Original Resolutions contemplated a special resolution of the shareholder being passed in accordance with section 85(2) of the 1973 Act to authorise Pelawan SPV to acquire ordinary shares in Pelawan SPV held by RPM in accordance with the Pelawan Forward Sale Agreement and the Conversion Implementation Agreement.

3.	The shareholder acknowledges that section 85 of the 1973 Act has been replaced by section 48 of the Companies Act which provides that:

3.1	the directors of a company may, in terms of section 48(2)(a), determine that a company shall acquire a number of its own shares;

3.2

a company may not acquire its own shares if, as a result of that acquisition, there would no longer be any shares of the company in issue other than (i) shares held by one or more subsidiaries of the company; or (ii) convertible or redeemable shares;

3.3	in terms of section 48(8), a decision by the board of directors of a company in terms of section 48(2)(a):

3.3.1

must be approved by a special resolution of the shareholders of the company if any shares are to be acquired by the company from a director or prescribed officer of the company, or a person related to a director or prescribed officer of the company; and

3

Transaction Framework Agreement - Schedule 3B 1

12/12/2013

3.3.2

is subject to the requirements of sections 114 and 115 of the Companies Act if, considered alone, or together with other transactions in an integrated series of transactions, it involves the acquisition by the company of more than 5% of the issued shares of any particular class of the company’s shares,

3.4	where the acquisition by a company of its own shares is subject to the requirements of sections 114 and 115 of the Companies Act:

3.4.1

section 114 requires the board of directors to retain an independent expert who meets the requirements set out in section 114(2) of the Companies Act to compile a report contemplated in section 114(3) of the Companies Act and to distribute such report to all of the holders of the company’s securities;

3.4.2	section 115(2) requires the approval of a special resolution of the shareholders of the company (passed in accordance with the provisions of section 115(2)); and

3.4.3

section 115(1) requires that, to the extent that parts B and C of Chapters of the Companies Act and the Takeover Regulations apply to the company, the Takeover Regulation Panel (i) issues a compliance certificate in respect of the proposed acquisition in terms of section 119(4)(b) of the Companies Act; or (ii) the company obtains an exemption from the Takeover Regulation Panel as contemplated in section 119(6) of the Companies Act,

4.	The shareholder acknowledges that:

4.1.1	it has received a report of an independent expert as required in terms of section 114 of the Companies Act (a copy of which is attached hereto and marked as Annexure A); and

4.1.2	parts B and C of Chapter 5 of the Companies Act and the Takeover Regulations do not apply to Pelawan SPV.

5.	Accordingly, the shareholder hereby resolves, as a special resolution, that -

5.1

Pelawan SPV is authorised to acquire the ordinary shares in Pelawan SPV held by RPM in accordance with the Pelawan Forward Sale Agreement and the Conversion Implementation Agreement and that the Company and such of its agents as are duly authorised by the board of directors of Pelawan SPV may do all things and execute

4

Transaction Framework Agreement - Schedule 3B 1

12/12/2013

all documents necessary or desirable in executing and implementing such acquisition; and

5.2

to the extent that any other approval of the shareholder of Pelawan SPV is required in relation to the implementation of the Pelawan Forward Sale Agreement and the Conversion Implementation Agreement under the Companies Act, any other law or Pelawan SPV’s constitutional documents, whether by way of a special resolution, ordinary resolution or otherwise, the same is hereby given.

6.

Any director of Pelawan SPV, be and is hereby authorised, on behalf of Pelawan SPV, to do or cause all such things to be done and to sign all documentation as may be necessary in order to give effect to and implement the resolutions set out herein insofar as they may be applicable to Pelawan SPV.

Certified as a true reflection of the proceedings and the resolutions passed.

CHAIRMAN
DATE:
PLACE:

5

Transaction Framework Agreement - Schedule 3B 1

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Annexure A

Independent Expert’s Report

6

Transaction Framework Agreement - Schedule 3D

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Schedule 3D

PLATEAU RESOURCES PROPRIETARY LIMITED

(Registration number 1996/013879/07)

(“Plateau”)

WRITTEN RESOLUTIONS OF THE DIRECTORS OF PLATEAU PASSED IN ACCORDANCE

WITH SECTION 74 OF THE COMPANIES ACT, 71 OF 2008 (“the Companies Act”)

WHEREAS

1.	Plateau entered into a conversion implementation agreement on 26 June 2009 (“the Conversion Implementation Agreement”).

2.

In accordance with the provisions of clause 6.2.5 of the Conversion Implementation Agreement, the directors of Plateau passed the resolutions set out in Annexure D to the Conversion Implementation Agreement on 11 June 2009 (“the Original Resolutions”).

3.	Subsequent to signature of the Conversion Implementation Agreement and the passing of the Original Resolutions, the Companies Act, 61 of 1973 (“the 1973 Act”) has been replaced by the Companies Act.

4.

As a result, the Original Resolutions will have to be amended such that, where applicable, references to sections of the 1973 Act are replaced with references to equivalent sections of the Companies Act. The Original Resolutions will also have to be amended and/or supplemented in order to accommodate differences between the 1973 Act and the Companies Act.

5.

Accordingly, the directors wish to pass the resolutions set out below in order to amend and supplement the Original Resolutions. It is specifically recorded that the Original Resolutions remain valid and binding resolutions of the directors of Plateau subject to the amendments or supplements set out below.

6.	Capitalised words and phrases used in these written resolutions shall, unless expressly defined to the contrary herein, have the meanings ascribed to them in the Original Resolutions.

Transaction Framework Agreement - Schedule 3D

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IT WAS RESOLVED THAT

7.	Ad paragraph 6 of the Original Resolutions:

7.1

the directors confirmed that they had disclosed their interests in the transactions contemplated by the Relevant Documents in accordance with section 234 of the 1973 Act and the articles of association of Plateau;

7.2

the directors acknowledge that section 234 of the 1973 Act has been replaced by section 75 of the Companies Act and confirm that, as required by section 75 of the Companies Act, they have disclosed any personal financial interest they may have in the transactions contemplated by the Relevant Documents.

8.	Ad paragraph 7 of the Original Resolutions:

8.1	it was noted that the execution and performance by Plateau of its obligations under the Relevant Documents may constitute financial assistance within the meaning of section 38 of the 1973 Act;

8.2	the directors acknowledge that section 38 of the 1973 Act has been replaced by section 44 of the Companies Act;

9.

the directors record that no preference dividend will be paid to Pelawan SPV pursuant to the B2 Preference Share Subscription Agreement or the B3 Preference Share Subscription Agreement. Therefore Plateau is not providing any financial assistance as contemplated in section 44 of the Companies Act.

10.

Any director of Plateau, be and is hereby authorised, on behalf of Plateau, to do or cause all such things to be done and to sign all documentation as may be necessary in order to give effect to and implement the resolutions set out herein insofar as they may be applicable to Plateau.

Director	Agree	Disagree	Signature & Date

Mr TM Motsisi	☐	☐

Mr AHCH Motaung	☐	☐

2

Transaction Framework Agreement - Schedule 3G

12/12/2013

Schedule 3G

ATLATSA HOLDINGS PROPRIETARY LIMITED

(previously known as Pelawan Investments Proprietary Limited)

(Registration number 2002/017920/07)

(“Atlatsa Holdings”)

WRITTEN RESOLUTIONS OF THE DIRECTORS OF ATLATSA HOLDINGS PASSED IN

ACCORDANCE WITH SECTION 74 OF THE COMPANIES ACT, 71 OF 2008

(“the Companies Act”)

WHEREAS

1.	Atlatsa Holdings entered into a conversion implementation agreement on 26 June 2009 (“the Conversion Implementation Agreement”).

2.

In accordance with the provisions of clause 7.2.2.2 of the Conversion Implementation Agreement, the directors of Atlatsa Holdings passed the resolutions set out in Annexure G to the Conversion Implementation Agreement on 22 June 2009 (“the Original Resolutions”).

3.	Subsequent to signature of the Conversion Implementation Agreement and the passing of the Original Resolutions, the Companies Act, 61 of 1973 (“the 1973 Act”) has been replaced by the Companies Act.

4.

As a result, the Original Resolutions will have to be amended such that, where applicable, references to sections of the 1973 Act are replaced with references to equivalent sections of the Companies Act. The Original Resolutions will also have to be amended and/or supplemented in order to accommodate differences between the 1973 Act and the Companies Act.

5.

Accordingly, the directors wish to pass the resolutions set out below in order to amend and supplement the Original Resolutions. It is specifically recorded that the Original Resolutions remain valid and binding resolutions of the directors of Atlatsa Holdings subject to the amendments or supplements set out below.

6.	Capitalised words and phrases used in these written resolutions shall, unless expressly defined to the contrary herein, have the meanings ascribed to them in the Original Resolutions.

Transaction Framework Agreement - Schedule 3G

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IT WAS RESOLVED THAT

7.	Ad paragraph 7 of the Original Resolutions:

7.1

the directors confirmed that they had disclosed their interests in the transactions contemplated by the Relevant Documents in accordance with section 234 of the 1973 Act and the articles of association of Atlatsa Holdings;

7.2

the directors acknowledge that section 234 of the 1973 Act has been replaced by section 75 of the Companies Act and confirm that, as required by section 75 of the Companies Act, they have disclosed any personal financial interest they may have in the transactions contemplated by the Relevant Documents.

8.

Any director of Atlatsa Holdings, be and is hereby authorised, on behalf of Atlatsa Holdings, to do or cause all such things to be done and to sign all documentation as may be necessary in order to give effect to and implement the resolutions set out herein insofar as they may be applicable to Atlatsa Holdings.

Director	Agree	Disagree	Signature & Date

M M Maponya	☐	☐

I K Mathonsi	☐	☐

AHCH Motaung	☐	☐

TM Motsisi	☐	☐

M L Mahlangu	☐	☐

L F Mahlati	☐	☐

M R V Mokgalong	☐	☐

S W Ngema	☐	☐

2

SIGNATURE PAGE

ATLATSA

Signed at SANDTON on 12 December 2013.

For and on behalf of:

ATLATSA RESOURCES CORPORATION

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

SIGNATURE PAGE

ATLATSA HOLDINGS

Signed at SANDTON on 12 December 2013.

For and on behalf of:

ATLATSA HOLDINGS PROPRIETARY LIMITED

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

SIGNATURE PAGE

PLATEAU

Signed at SANDTON on 12 December 2013.

For and on behalf of:

PLATEAU RESOURCES PROPRIETARY LIMITED

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

SIGNATURE PAGE

HOLDCO

Signed at SANDTON on 12 December 2013.

For and on behalf of:

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

SIGNATURE PAGE

OPCO

Signed at SANDTON on 12 December 2013.

For and on behalf of:

BOKONI PLATINUM MINES PROPRIETARY LIMITED

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

SIGNATURE PAGE

RPM

Signed at Johannesburg on 13 December 2013.

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

Name:	Bongani Nqwababa

Office:	Finance Director
(who warrants his authority)

SIGNATURE PAGE

THE SENIOR AGENT

Signed at Johannesburg on 13 December 2013.

For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED

Name:	Bongani Nqwababa

Office:	Finance Director
(who warrants his authority)

SIGNATURE PAGE

THE SECURITY AGENT

Signed at Johannesburg on 13 December 2013.

For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED

Name:	Bongani Nqwababa

Office:	Finance Director
(who warrants his authority)

SIGNATURE PAGE

THE PELAWAN SPV

Signed at SANDTON on 12 December 2013.

For and on behalf of:

PELAWAN FINANCE SPV PROPRIETARY LIMITED

Name:	AHCH Motaung

Office:	Director
(who warrants his authority)

SIGNATURE PAGE

THE PELAWAN DIVIDEND TRUST

Signed at SANDTON on 12 December 2013.

For and on behalf of:		For and on behalf of:

THE PELAWAN DIVIDEND TRUST		THE PELAWAN DIVIDEND TRUST

Name:	TUMELO MOATLHODI	Name:	ASNA CHRIS HAROLD MOTAUNG

Office:	TRUSTEE	Office:	TRUSTEE
	(who warrants his authority)		(who warrants his authority)

SIGNATURE PAGE

THE PELAWAN TRUST

Signed at SANDTON on 12 December 2013.

For and on behalf of:		For and on behalf of:

THE PELAWAN TRUST		THE PELAWAN TRUST

Name:	TUMELO MOATLHODI	Name:	ASNA CHRIS HAROLD MOTAUNG

Office:	TRUSTEE	Office:	TRUSTEE
	(who warrants his authority)		(who warrants his authority)